                                           AMERICAN SKANDIA ADVISOR FUNDS, INC.

                                                   ARTICLES OF AMENDMENT

         AMERICAN SKANDIA ADVISOR FUNDS, INC., a Maryland corporation, having its principal office in Baltimore City,
Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and
Taxation of Maryland that:

         FIRST:  The Charter of the Corporation is hereby amended as follows:

         (1)  Article SIXTH subsection (a) of the Charter is amended by changing the designation of the series of shares currently designated as the "ASAF Founders International Small Capitalization Fund," to be designated as the "ASAF DeAM
International Fund."

         SECOND:  The amendment does not increase the authorized stock of the Corporation.

         THIRD:  The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire
Board of Directors and the amendment is limited to a change expressly permitted by Section 2-605(a)(2) of the Maryland
General Corporation Law to be made without action by stockholders.

         FOURTH:  These Articles of Amendment shall become effective May 1, 2002.

         IN WITNESS WHEREOF, AMERICAN SKANDIA ADVISOR FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on ___________, 2002.

WITNESS:                                                      AMERICAN SKANDIA ADVISOR
                                                                     FUNDS, INC.

__________________________                                    By: __________________________
Susann Palumbo                                                       John Birch
Assistant Secretary                                                  Vice President

         THE UNDERSIGNED, Vice President of AMERICAN SKANDIA ADVISOR FUNDS, INC., who executed on behalf of the
Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                              ------------------------------
                                                                     John Birch
                                                                     Vice President